Exhibit (a)(iv) under Form N1-A
                                     Exhibit (3)(i) under Item 601/Reg. S-K

                FEDERATED MUNICIPAL SECURITIES INCOME TRUST
                             Amendment No. 20
                           DECLARATION OF TRUST
                          As dated August 6, 1990

     This Declaration of Trust is amended as follows:

     Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

      "Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

                Federated California Municipal Income Fund
                              Class A Shares
                              Class B Shares
              Federated Michigan Intermediate Municipal Trust
                 Federated New York Municipal Income Fund
                              Class A Shares
                              Class B Shares
              Federated North Carolina Municipal Income Fund
                              Class A Shares
                   Federated Ohio Municipal Income Fund
                              Class F Shares
               Federated Pennsylvania Municipal Income Fund
                              Class A Shares
                              Class B Shares"

     The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 17th day of May, 2002.

     WITNESS the due execution hereof this 17th day of May, 2002.


/s/ John F Donahue                  /s/ Lawrence D. Ellis, M.D.
------------------------------      ------------------------------
John F. Donahue                     Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley                /s/ Peter E. Madden
------------------------------      ------------------------------
Thomas G. Bigley                    Peter E. Madden

/s/ John T. Conroy, Jr.             /s/ Charles F. Mansfield, Jr.
------------------------------      ------------------------------
John T. Conroy, Jr.                 Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis        /s. John E. Murray, Jr.
------------------------------      ------------------------------
Nicholas P. Constantakis            John E. Murray, Jr.

/s/ John F. Cunningham              /s/ Marjorie P. Smuts
------------------------------      ------------------------------
John F. Cunningham                  Marjorie P. Smuts

/s/ J. Christopher Donahue          /s/ John S. Walsh
------------------------------      ------------------------------
J. Christopher Donahue              John S. Walsh